Exhibit 99.1

Tenet Reports Results for the Fourth Quarter and Year Ended December 31, 2018 and Issues Outlook for 2019

●
Tenet reported net income from continuing operations attributable to Tenet common shareholders of $108 million or $1.04 per diluted share in 2018. In the fourth quarter of 2018, Tenet reported a net loss from continuing operations attributable to Tenet common shareholders of $5 million or $0.05 per diluted share.

●
Adjusted diluted earnings per share from continuing operations was $1.86 in 2018, above the Company’s Outlook range of $1.44 to $1.83 and an increase of 130 percent over 2017. In the fourth quarter, Adjusted diluted earnings per share from continuing operations was $0.51.

●
Adjusted EBITDA was $2.560 billion in 2018, above the midpoint of the Company’s Outlook and an increase of 4.7 percent over 2017. Adjusted EBITDA in 2018 consisted of $1.411 billion in the Hospital Operations and other segment, $792 million in the Ambulatory Care segment and $357 million in the Conifer segment. In the fourth quarter of 2018, Adjusted EBITDA was $684 million. After normalizing for divestitures and other items, Adjusted EBITDA grew 9.0 percent in 2018 and 7.4 percent in the fourth quarter of 2018.

●
Hospital segment same-hospital net patient revenue grew 3.6 percent in 2018: revenue per adjusted admission increased 3.6 percent; adjusted admissions were essentially unchanged; and admissions decreased 1.7 percent. In the fourth quarter of 2018, same-hospital net patient revenue declined 1.3 percent and increased 4.6 percent after adjusting for California Provider Fee revenues in both periods. Revenue per adjusted admission declined 0.6 percent in the fourth quarter of 2018 and increased 5.4 percent after adjusting for California Provider Fee revenues. Adjusted admissions declined 0.8 percent in the fourth quarter of 2018 and admissions declined 2.7 percent.

●
Ambulatory Care segment same-facility system-wide revenue grew 5.1 percent in 2018, with cases up 3.4 percent and revenue per case up 1.6 percent. In the fourth quarter of 2018, same-facility system-wide revenue grew 3.8 percent, with cases up 0.9 percent and revenue per case up 2.8 percent.

●	Conifer segment revenues decreased 4.0 percent in 2018 and 5.6 percent in the fourth quarter of 2018 following divestitures by Tenet and other customers.

●
Outlook for 2019 includes net operating revenues of $18.0 billion to $18.4 billion, net income from continuing operations available to Tenet common shareholders of $15 million to $115 million, Adjusted EBITDA of $2.650 billion to $2.750 billion (an increase of 4 percent to 7 percent over 2018), diluted earnings per share from continuing operations of $0.14 to $1.08 and Adjusted diluted earnings per share from continuing operations of $2.08 to $2.59 (an increase of 12 percent to 39 percent over 2018).

DALLAS – February 25, 2019 – Tenet Healthcare Corporation (NYSE: THC) reported net income from continuing operations attributable to Tenet common shareholders of $108 million in 2018 compared to a $704 million net loss from continuing operations in 2017. In the fourth quarter of 2018, the Company reported a $5 million net loss from continuing operations attributable to Tenet common shareholders compared to a net loss of $230 million in the fourth quarter of 2017. Adjusted EBITDA was $2.560 billion in 2018, up 4.7 percent from $2.444 billion in 2017. In the fourth quarter, Adjusted EBITDA was $684 million compared to $840 million in the fourth quarter of 2017; timing differences associated with the California Provider Fee program impact year-over-year comparability in the fourth quarter but do not impact the comparability of full year results.

“We delivered strong results in the fourth quarter and beat consensus expectations for revenue, Adjusted EBITDA and Adjusted EPS,” said Ronald A. Rittenmeyer, Executive Chairman and CEO. “2018 was a year of significant change for the company. We meaningfully improved our financial results, and made significant progress to create a more efficient, agile enterprise with new leadership helping to reshape strategy and drive consistency in execution. We expect to make additional progress in each of our business segments in 2019 in line with our plan to deliver long-term sustainable growth.”

Results for the Quarter Ended December 31, 2018

Hospital Operations and Other Segment

Net operating revenues in the Hospital Operations and other segment were $3.843 billion in the fourth quarter of 2018, down 8.4 percent from the fourth quarter of 2017. The decline in revenue was primarily due to hospital divestitures, partially offset by same-hospital revenue growth. The Company’s hospitals in California also faced a difficult comparison in the fourth quarter due to the California Provider Fee program: in the fourth quarter of 2018, the Company recognized $64 million of net revenues from the California Provider Fee program compared to $267 million recognized in the fourth quarter of 2017 due to CMS’ approval of program in December of 2017, which resulted in the full year 2017 revenues all being recognized in the fourth quarter of 2017.

On a same-hospital basis, net patient revenues after implicit price concessions were $3.561 billion in the fourth quarter of 2018, down 1.3 percent from the fourth quarter of 2017. After excluding California Provider Fee revenues in both periods, net patient revenue after implicit price concessions increased 4.6 percent. Adjusted admissions declined 0.8 percent on a same-hospital basis in the fourth quarter of 2018. Revenue per adjusted admission decreased 0.6 percent on a same-hospital basis and increased 5.4 percent after excluding California Provider Fee revenues in both periods.

Adjusted EBITDA in Tenet’s hospital segment was $352 million in the fourth quarter of 2018, a decrease of $186 million or 34.6 percent compared to $538 million in the fourth quarter of 2017. The $186 million decline was primarily due to the $203 million decrease in California Provider Fee revenues discussed above, partially offset by other items. After normalizing for the California Provider Fee program as well as other items that are outlined in an accompanying slide presentation, Adjusted EBITDA in the hospital segment increased by $1 million, or 0.3 percent, in the fourth quarter of 2018; for additional details, please see the investor presentation dated February 25, 2019 that will be accessible through the Company’s website at www.tenethealth.com/investors.

Tenet’s health plan business recognized no revenue or Adjusted EBITDA in the fourth quarter of 2018 versus $10 million of revenue and no Adjusted EBITDA in the fourth quarter of 2017. The revenue and expenses associated with the Company’s health plan operations are included in Tenet’s consolidated statements of operations; however, the results are excluded from Adjusted EBITDA in both periods.

Selected operating expenses in the Hospital Operations and other segment increased 3.5 percent on a per adjusted admission basis in the fourth quarter of 2018 and increased 2.2 percent excluding a $44 million increase in malpractice expense in the hospital segment. Salaries, wages and benefits increased 2.3 percent and supply expense increased 1.0 percent per adjusted admission in the fourth quarter of 2018. Other operating expenses increased 7.9 percent per adjusted admission in the fourth quarter of 2018 and increased 2.7 percent per adjusted admission excluding the increase in malpractice expense.

Ambulatory Care Segment

The Ambulatory Care segment produced net operating revenues of $554 million in the fourth quarter of 2018, an increase of 1.7 percent compared to $545 million in the fourth quarter of 2017. In addition, the Ambulatory Care segment generated Adjusted EBITDA of $245 million in the fourth quarter of 2018, up 9.9 percent from $223 million in the fourth quarter of 2017 and Adjusted EBITDA less facility-level noncontrolling interest expense was $151 million, up 4.1 percent from $145 million in the fourth quarter of 2017. After normalizing for the divestiture of Aspen, Adjusted EBITDA less facility-level noncontrolling interest expense increased 7.1 percent in the fourth quarter of 2018; Aspen was divested on August 17, 2018 and generated $4 million of EBITDA less facility-level noncontrolling interest in the fourth quarter of 2017.

The results of many of the facilities in which the Ambulatory Care segment has an investment are not consolidated by Tenet (of the 337 facilities at December 31, 2018, the results of 110 were accounted for under the equity method for unconsolidated affiliates). To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities. On a same-facility system-wide basis, revenue in the Ambulatory Care segment increased 3.8 percent in the fourth quarter of 2018, with cases increasing 0.9 percent and revenue per case increasing 2.8 percent. In the surgical business, which represents the majority of the revenue in the Ambulatory segment, same-facility system-wide revenue grew 3.7 percent in the fourth quarter of 2018, with cases up 1.1 percent and revenue per case up 2.6 percent.

Conifer Segment

During the fourth quarter of 2018, Conifer’s revenue declined 5.6 percent to $372 million, primarily due to client attrition following divestitures by Tenet and other customers, down from $394 million in the fourth quarter of 2017. Revenue from third party customers declined 7.1 percent to $222 million in the fourth quarter of 2018.

Conifer generated $87 million of Adjusted EBITDA in the fourth quarter of 2018, up 10.1 percent from $79 million in the fourth quarter of 2017, with Adjusted EBITDA margins increasing 330 basis points to 23.4 percent.

Net Income and Earnings Per Share

Tenet reported a net loss from continuing operations attributable to Tenet common shareholders of $5 million, or $0.05 per diluted share, in the fourth quarter of 2018 compared to a net loss of $230 million, or $2.28 per diluted share, in the fourth quarter of 2017.

After adjusting for the items listed on Table #2, Tenet produced Adjusted net income from continuing operations available to Tenet common shareholders of $53 million, or $0.51 per diluted share, in the fourth quarter of 2018, compared to Adjusted net income from continuing operations attributable to Tenet common shareholders of $143 million, or $1.40 per diluted share, in the fourth quarter of 2017.

A reconciliation of GAAP net income available (loss attributable) to Tenet common shareholders to Adjusted net income available (loss attributable) from continuing operations and Adjusted diluted earnings (loss) per share from continuing operations is contained in Table #2 at the end of this release.

Results for the Year Ended December 31, 2018

Hospital Operations and Other Segment

Net operating revenues in the Hospital Operations and other segment were $15.285 billion in 2018, down 6.0 percent from 2017. The decline in revenue was primarily due to hospital divestitures, partially offset by same-hospital revenue growth. Revenue from the California Provider Fee program did not impact year-over-year comparability with $262 million of revenue recognized in 2018 compared to $267 million recognized in 2017.

On a same-hospital basis, net patient revenues after implicit price concessions were $13.995 billion in 2018, up 3.6 percent from 2017. Adjusted admissions were essentially unchanged in 2018 on a same-hospital basis. Revenue per adjusted admission increased 3.6 percent on a same-hospital basis in 2018.

Adjusted EBITDA in Tenet’s hospital segment was $1.411 billion in 2018, a decrease of $51 million or 3.5 percent compared to $1.462 billion in 2017. The $51 million decline was primarily due to an $88 million decline related to divestitures, partially offset by other items. As a group, divested facilities generated Adjusted EBITDA of negative $37 million in 2018 compared to positive $51 million in 2017. After normalizing for divestitures as well as other items that are outlined in an accompanying slide presentation, Adjusted EBITDA in the hospital segment increased by $34 million, or 2.4 percent, in 2018; for additional details, please see the investor presentation dated February 25, 2019 that will be accessible through the Company’s website at www.tenethealth.com/investors.

Tenet’s health plan business recognized $14 million of revenue and $9 million of Adjusted EBITDA in 2018 versus $110 million of revenue and negative $41 million of Adjusted EBITDA in 2017. The revenue and expenses associated with the Company’s health plan operations are included in Tenet’s consolidated statements of operations; however, the results are excluded from Adjusted EBITDA in both periods.

Selected operating expenses in the Hospital Operations and other segment, defined as the sum of salaries, wages and benefits, supplies and other operating expenses, increased 3.1 percent on a per adjusted admission basis in 2018 and increased 2.4 percent excluding an $85 million increase in malpractice expense in the hospital segment. Salaries, wages and benefits increased 1.3 percent and supply expense increased 4.5 percent per adjusted admission in 2018. Other operating expenses increased 5.6 percent per adjusted admission and increased 3.1 percent excluding the increase in malpractice expense.

Ambulatory Care Segment

The Ambulatory Care segment produced net operating revenues of $2.085 billion in 2018, an increase of 7.5 percent compared to $1.940 billion in 2017. In addition, the Ambulatory Care segment generated Adjusted EBITDA of $792 million, up 13.3 percent from $699 million in 2017 and Adjusted EBITDA less facility-level noncontrolling interest expense was $504 million, up 10.8 percent from $455 million in 2017. After normalizing for the divestiture of Aspen, Adjusted EBITDA less facility-level noncontrolling interest expense increased 12.7 percent in 2018; Aspen was divested on August 17, 2018 and generated $16 million and $22 million of EBITDA less facility-level noncontrolling interest in 2018 and 2017, respectively.

On a same-facility system-wide basis, revenue in the Ambulatory Care segment increased 5.1 percent in 2018, with cases increasing 3.4 percent and revenue per case increasing 1.6 percent. In the surgical business, which represents the majority of the revenue in the Ambulatory Care segment, same-facility system-wide revenue grew 4.9 percent in 2018, with cases up 2.1 percent and revenue per case up 2.7 percent.

Conifer Segment

During 2018, Conifer’s revenue decreased 4.0 percent to $1.533 billion, primarily due to client attrition following divestitures by Tenet and other customers, down from $1.597 billion in 2017. Revenue from third party customers declined 3.7 percent to $943 million in 2018.

Conifer generated $357 million of Adjusted EBITDA in 2018, up 26.1 percent from $283 million in 2017, with Adjusted EBITDA margins increasing 560 basis points to 23.3 percent.

Net Income and Earnings Per Share

Tenet reported net income from continuing operations attributable to Tenet common shareholders of $108 million, or $1.04 per diluted share, in 2018 compared to a net loss of $704 million, or $7.00 per diluted share, in 2017.

After adjusting for the items listed on Table #2, Tenet produced Adjusted net income from continuing operations available to Tenet common shareholders of $193 million, or $1.86 per diluted share, in 2018, compared to Adjusted net income from continuing operations attributable to Tenet common shareholders of $82 million, or $0.81 per diluted share, in 2017.

A reconciliation of GAAP net income available (loss attributable) to Tenet common shareholders to Adjusted net income available (loss attributable) from continuing operations and Adjusted diluted earnings (loss) per share from continuing operations is contained in Table #2 at the end of this release.

Cash Flow and Liquidity

Cash and cash equivalents were $411 million at December 31, 2018 compared to $500 million at September 30, 2018. The Company had no outstanding borrowings on its $1 billion credit line as of December 31, 2018. Accounts receivable days outstanding from continuing operations were 56.8 at December 31, 2018 compared to 56.3 at September 30, 2018 and 55.8 at December 31, 2017.

Net cash provided by operating activities was $1.049 billion in 2018, representing a $151 million decrease compared to $1.200 billion in 2017. After subtracting $617 million and $707 million of capital expenditures in 2018 and 2017, respectively, Free Cash Flow was $432 million in 2018, a decrease of $61 million compared to $493 million in 2017. Adjusted Free Cash Flow was $600 million in 2018, representing a $23 million decrease from $623 million in 2017.

Net cash used in investing activities was $115 million in 2018 compared to $21 million of net cash provided by investing activities in 2017. The 2018 period included $742 million of proceeds from the sales of facilities, long-term investments and other assets (note that Company received an additional $42 million in the first quarter of 2019 from the sale of three Chicago-area hospitals, which represents the completion of the previously announced divestiture program). The 2018 period also included $240 million of purchases of businesses, joint ventures and equity investments, primarily related to USPI’s acquisition program.

Net cash used in financing activities was $1.134 billion in 2018 compared to $1.326 billion in 2017. The 2018 period included $647 million in purchases of noncontrolling interests (including approximately $630 million in the second quarter of 2018 to increase Tenet’s ownership in USPI to 95 percent, up from 80 percent), $288 million of distributions paid to noncontrolling interests and $145 million of cash to retire $150 million of debt through open market purchases.

Reconciliations of net cash provided by operating activities to both Free Cash Flow and Adjusted Free Cash Flow are contained in Table #3 at the end of this release.

Outlook

The Company’s Outlook for 2019 includes:

●	Revenue of $18.0 billion to $18.4 billion,

●	Net income from continuing operations available to Tenet common shareholders of $15 million to $115 million,

●	Adjusted EBITDA of $2.650 billion to $2.750 billion,

●	Net cash provided by operating activities of $1.070 billion to $1.375 billion,

●	Adjusted Free Cash Flow of $600 million to $800 million,

●	Diluted earnings per share from continuing operations of $0.14 to $1.08, and

●	Adjusted diluted earnings per share from continuing operations of $2.08 to $2.59.
The Outlook for 2019 assumes equity in earnings of unconsolidated affiliates of $180 million to $190 million, depreciation and amortization expense of $805 million to $825 million, interest expense of $985 million to $995 million, net income available to noncontrolling interests of $425 million to $445 million and an average diluted share count of 106 million.

The Company’s Outlook for the first quarter of 2019 includes:

●	Revenue of $4.300 billion to $4.600 billion,

●	Net income available (loss attributable) from continuing operations to Tenet common shareholders ranging from a loss of $70 million to a loss of $25 million,

●	Adjusted EBITDA of $575 million to $625 million,

●	Diluted earnings (loss) per share from continuing operations ranging from a loss of $0.68 to a loss of $0.24, and

●	Adjusted diluted earnings per share from continuing operations ranging from $0.10 to $0.43.

The Outlook for the first quarter assumes equity in earnings of unconsolidated affiliates of $30 million to $35 million, depreciation and amortization expense of $200 million to $205 million, interest expense of $250 million to $260 million, net income available to noncontrolling interests of $80 million to $90 million, and an average diluted share count of 104 million.

Additional details on Tenet’s Outlook for both the first quarter and calendar year 2019 are available in Tables #4, #5 and #6 at the end of this press release and in an accompanying slide presentation that will be accessible through the Company’s website at www.tenethealth.com/investors.

Management’s Webcast Discussion of Fourth Quarter Results

Tenet management will discuss the Company’s fourth quarter 2018 results on a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on February 26, 2019. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors. A set of slides, which will be referred to on the conference call, will be available on the Quarterly Results section of the Company’s website.

Additional information regarding Tenet’s quarterly results of operations is contained in its Form 10‑K report for the period ended December 31, 2018, which will be filed with the Securities and Exchange Commission and posted on the Company’s website.

This press release includes certain non-GAAP measures, such as Adjusted EBITDA, Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, Adjusted diluted earnings (loss) per share from continuing operations, Free Cash Flow and Adjusted Free Cash Flow. Reconciliations of these measures to the most comparable GAAP measures are contained in the tables at the end of this release.

Tenet Healthcare Corporation (NYSE: THC) is a national diversified healthcare services company headquartered in Dallas, TX, with 110,000 employees. Through an expansive care network that includes United Surgical Partners International, we operate 65 hospitals and approximately 500 other healthcare facilities, including surgical hospitals, ambulatory surgery centers, urgent care and imaging centers and other outpatient facilities. We also operate Conifer Health Solutions, which provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other customers. At the center of everything we do is a commitment to deliver the right care, in the right place, at the right time, and to continually improve and advance the healthcare delivery system in the markets we serve. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

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Investor Contact Brendan Strong 469-893-6992 investorrelations@tenethealth.com	Media Contact Lesley Bogdanow 469-893-2640 mediarelations@tenethealth.com

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2018, and subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.

Tenet uses its Company website to provide important information to investors about the Company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended December 31,
	2018	%	2017	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts			$5,303
Less: Provision for doubtful accounts			325
Net operating revenues	$4,619	100.0%	4,978	100.0%	(7.2)%
Equity in earnings of unconsolidated affiliates	53	1.1%	49	1.0%	8.2%
Operating expenses:
Salaries, wages and benefits	2,156	46.7%	2,284	45.9%	(5.6)%
Supplies	756	16.4%	800	16.1%	(5.5)%
Other operating expenses, net	1,078	23.3%	1,104	22.1%	(2.4)%
Electronic health record incentives	(2)	—%	(1)	—%	100.0%
Depreciation and amortization	200	4.3%	208	4.2%
Impairment and restructuring charges, and acquisition-related costs	86	1.9%	138	2.8%
Litigation and investigation costs	10	0.2%	11	0.2%
Net gains on sales, consolidation and deconsolidation of facilities	(16)	(0.4)%	(2)	—%
Operating income	404	8.7%	485	9.7%
Interest expense	(246)		(253)
Other non-operating expense, net	(3)		(8)
Gain (loss) from early extinguishment of debt	3		—
Income from continuing operations, before income taxes	158		224
Income tax expense	(56)		(324)
Income (loss) from continuing operations, before discontinued operations	102		(100)
Discontinued operations:
Income from operations	1		1
Income tax benefit (expense)	(1)		—
Income (loss) from discontinued operations	—		1
Net income (loss)	102		(99)
Less: Net income available to noncontrolling interests	107		130
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(5)		$(229)
Amounts attributable to Tenet Healthcare Corporation common shareholders
Loss from continuing operations, net of tax	$(5)		$(230)
Income (loss) from discontinued operations, net of tax	—		1
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(5)		$(229)
Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.05)		$(2.28)
Discontinued operations	—		0.01
	$(0.05)		$(2.27)
Diluted
Continuing operations	$(0.05)		$(2.28)
Discontinued operations	—		0.01
	$(0.05)		$(2.27)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	102,501		100,945
Diluted*	102,501		100,945

*Had we generated income from continuing operations in the three months ended December 31, 2018 and 2017 the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 1,617 thousand and 908 thousand shares, respectively.

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Years Ended December 31,
	2018	%	2017	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts			$20,613
Less: Provision for doubtful accounts			1,434
Net operating revenues	$18,313	100.0%	19,179	100.0%	(4.5)%
Equity in earnings of unconsolidated affiliates	150	0.8%	144	0.8%	4.2%
Operating expenses:
Salaries, wages and benefits	8,634	47.1%	9,274	48.4%	(6.9)%
Supplies	3,004	16.4%	3,085	16.1%	(2.6)%
Other operating expenses, net	4,259	23.3%	4,570	23.8%	(6.8)%
Electronic health record incentives	(3)	—%	(9)	—%	(66.7)%
Depreciation and amortization	802	4.4%	870	4.5%
Impairment and restructuring charges, and acquisition-related costs	209	1.1%	541	2.8%
Litigation and investigation costs	38	0.2%	23	0.1%
Net gains on sales, consolidation and deconsolidation of facilities	(127)	(0.7)%	(144)	(0.7)%
Operating income	1,647	9.0%	1,113	5.8%
Interest expense	(1,004)		(1,028)
Other non-operating expense, net	(5)		(22)
Gain (loss) from early extinguishment of debt	1		(164)
Income (loss) from continuing operations, before income taxes	639		(101)
Income tax expense	(176)		(219)
Income (loss) from continuing operations, before discontinued operations	463		(320)
Discontinued operations:
Income (loss) from operations	4		—
Income tax benefit (expense)	(1)		—
Income (loss) from discontinued operations	3		—
Net income (loss)	466		(320)
Less: Net income available to noncontrolling interests	355		384
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$111		$(704)
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$108		$(704)
Income (loss) from discontinued operations, net of tax	3		—
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$111		$(704)
Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$1.06		$(7.00)
Discontinued operations	0.03		—
	$1.09		$(7.00)
Diluted
Continuing operations	$1.04		$(7.00)
Discontinued operations	0.03		—
	$1.07		$(7.00)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	102,110		100,592
Diluted*	103,881		100,592

*Had we generated income from continuing operations in the twelve months ended December 31, 2017, the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 788 thousand shares.

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
(Dollars in millions)	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$411	$611
Accounts receivable, less allowance for doubtful accounts	2,595	2,616
Inventories of supplies, at cost	305	289
Income tax receivable	21	5
Assets held for sale	107	1,017
Other current assets	1,197	1,035
Total current assets	4,636	5,573
Investments and other assets	1,456	1,543
Deferred income taxes	312	455
Property and equipment, at cost, less accumulated depreciation and amortization	6,993	7,030
Goodwill	7,281	7,018
Other intangible assets, at cost, less accumulated amortization	1,731	1,766
Total assets	$22,409	$23,385

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$182	$146
Accounts payable	1,207	1,175
Accrued compensation and benefits	838	848
Professional and general liability reserves	216	200
Accrued interest payable	240	256
Liabilities held for sale	43	480
Other current liabilities	1,131	1,227
Total current liabilities	3,857	4,332
Long-term debt, net of current portion	14,644	14,791
Professional and general liability reserves	666	654
Defined benefit plan obligations	521	536
Deferred income taxes	36	36
Other long-term liabilities	578	631
Total liabilities	20,302	20,980
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	1,420	1,866
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,747	4,859
Accumulated other comprehensive loss	(223)	(204)
Accumulated deficit	(2,236)	(2,390)
Common stock in treasury, at cost	(2,414)	(2,419)
Total shareholders’ deficit	(119)	(147)
Noncontrolling interests	806	686
Total equity	687	539
Total liabilities and equity	$22,409	$23,385

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Years Ended
(Dollars in millions)	December 31,
	2018	2017
Net income (loss)	$466	$(320)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	802	870
Provision for doubtful accounts	—	1,434
Deferred income tax expense	150	200
Stock-based compensation expense	46	59
Impairment and restructuring charges, and acquisition-related costs	209	541
Litigation and investigation costs	38	23
Net gains on sales, consolidation and deconsolidation of facilities	(127)	(144)
Loss (gain) from early extinguishment of debt	(1)	164
Equity in earnings of unconsolidated affiliates, net of distributions received	(12)	(18)
Amortization of debt discount and debt issuance costs	45	44
Pre-tax loss (income) from discontinued operations	(4)	—
Other items, net	(21)	(18)
Changes in cash from operating assets and liabilities:
Accounts receivable	(134)	(1,448)
Inventories and other current assets	17	(35)
Income taxes	(3)	(38)
Accounts payable, accrued expenses and other current liabilities	(152)	(10)
Other long-term liabilities	(102)	26
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(163)	(125)
Net cash used in operating activities from discontinued operations, excluding income taxes	(5)	(5)
Net cash provided by operating activities	1,049	1,200
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(617)	(707)
Purchases of businesses or joint venture interests, net of cash acquired	(113)	(50)
Proceeds from sales of facilities and other assets	543	827
Proceeds from sales of marketable securities, long-term investments and other assets	199	36
Purchases of equity investments	(127)	(68)
Other long-term assets	15	(10)
Other items, net	(15)	(7)
Net cash provided by (used in) investing activities	(115)	21
Cash flows from financing activities:
Repayments of borrowings under credit facility	(950)	(970)
Proceeds from borrowings under credit facility	950	970
Repayments of other borrowings	(312)	(4,139)
Proceeds from other borrowings	23	3,795
Debt issuance costs	—	(62)
Distributions paid to noncontrolling interests	(288)	(258)
Proceeds from sale of noncontrolling interests	20	31
Purchases of noncontrolling interests	(647)	(729)
Proceeds from exercise of stock options and employee stock purchase plan	16	7
Other items, net	54	29
Net cash used in financing activities	(1,134)	(1,326)
Net decrease in cash and cash equivalents	(200)	(105)
Cash and cash equivalents at beginning of period	611	716
Cash and cash equivalents at end of period	$411	$611
Supplemental disclosures:
Interest paid, net of capitalized interest	$(976)	$(939)
Income tax payments, net	$(25)	$(56)

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)
(Unaudited)

(Dollars in millions except per patient day, per admission, per adjusted admission and per visit amounts)	Three Months Ended December 31,				Years Ended December 31,
	2018	2017	Change		2018	2017	Change

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	68	72	(4)	*	68	72	(4)	*
Total admissions	170,407	186,185	(8.5)%		689,367	758,875	(9.2)%
Adjusted patient admissions	308,113	332,642	(7.4)%		1,241,241	1,354,266	(8.3)%
Paying admissions (excludes charity and uninsured)	160,172	176,158	(9.1)%		648,071	717,498	(9.7)%
Charity and uninsured admissions	10,235	10,027	2.1%		41,296	41,377	(0.2)%
Admissions through emergency department	120,012	123,887	(3.1)%		476,851	492,660	(3.2)%
Paying admissions as a percentage of total admissions	94.0%	94.6%	(0.6)%	*	94.0%	94.5%	(0.5)%	*
Charity and uninsured admissions as a percentage of total admissions	6.0%	5.4%	0.6%	*	6.0%	5.5%	0.5%	*
Emergency department admissions as a percentage of total admissions	70.4%	66.5%	3.9%	*	69.2%	64.9%	4.3%	*
Surgeries — inpatient	45,897	50,292	(8.7)%		185,020	205,114	(9.8)%
Surgeries — outpatient	62,638	68,604	(8.7)%		250,919	276,895	(9.4)%
Total surgeries	108,535	118,896	(8.7)%		435,939	482,009	(9.6)%
Patient days — total	779,728	857,728	(9.1)%		3,166,815	3,509,056	(9.8)%
Adjusted patient days	1,383,372	1,505,130	(8.1)%		5,608,653	6,163,961	(9.0)%
Average length of stay (days)	4.58	4.61	(0.7)%		4.59	4.62	(0.7)%
Licensed beds (at end of period)	17,937	19,141	(6.3)%		17,937	19,141	(6.3)%
Average licensed beds	17,935	19,320	(7.2)%		18,321	19,995	(8.4)%
Utilization of licensed beds	47.3%	48.3%	(1.0)%	*	47.4%	48.1%	(0.7)%	*
Outpatient Visits
Total visits	1,734,523	1,901,864	(8.8)%		7,049,201	7,791,125	(9.5)%
Paying visits (excludes charity and uninsured)	1,617,970	1,777,790	(9.0)%		6,584,502	7,277,514	(9.5)%
Charity and uninsured visits	116,553	124,074	(6.1)%		464,699	513,611	(9.5)%
Emergency department visits	649,544	711,268	(8.7)%		2,627,829	2,854,200	(7.9)%
Paying visits as a percentage of total visits	93.3%	93.5%	(0.2)%	*	93.4%	93.4%	0.0%	*
Charity and uninsured visits as a percentage of total visits	6.7%	6.5%	0.2%	*	6.6%	6.6%	0.0%	*
Total emergency department admissions and visits	769,556	835,155	(7.9)%		3,104,680	3,346,860	(7.2)%
Revenues
Net patient revenues(3)	$3,561	$3,860	(7.7)%		$14,081	$14,829	(5.0)%
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient revenue(3) per adjusted patient admission	$11,557	$11,604	(0.4)%		$11,344	$10,950	3.6%
Net patient revenue(3) per adjusted patient day	$2,574	$2,565	0.4%		$2,511	$2,406	4.4%
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission(2)	$10,861	$10,492	3.5%		$10,701	$10,384	3.1%
Net Patient Revenues(3) from:
Medicare	20.1%	20.4%	(0.3)%	*	20.5%	21.9%	(1.4)%	*
Medicaid	9.1%	12.9%	(3.8)%	*	9.2%	8.8%	0.4%	*
Managed care	65.8%	61.5%	4.3%	*	65.4%	64.6%	0.8%	*
Self-pay	0.5%	1.3%	(0.8)%	*	0.7%	0.6%	0.1%	*
Indemnity and other	4.5%	3.9%	0.6%	*	4.2%	4.1%	0.1%	*

(1) Represents the consolidated results of Tenet’s acute care hospitals and related outpatient facilities included in the Hospital Operations and other segment.
(2) Excludes operating expenses from Tenet's health plans.
(3) Less implicit price concessions and provision for doubtful accounts.
* This change is the difference between the 2018 and 2017 amounts shown.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)
(Unaudited)

(Dollars in millions except per patient day, per admission, per adjusted admission and per visit amounts)	Three Months Ended December 31,				Years Ended December 31,
	2018	2017	Change		2018	2017	Change

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	68	68	—	*	68	68	—	*
Total admissions	170,407	175,152	(2.7)%		684,933	696,590	(1.7)%
Adjusted patient admissions	308,113	310,485	(0.8)%		1,232,150	1,232,200	—%
Paying admissions (excludes charity and uninsured)	160,173	165,400	(3.2)%		643,828	658,296	(2.2)%
Charity and uninsured admissions	10,234	9,752	4.9%		41,105	38,294	7.3%
Admissions through emergency department	120,012	116,901	2.7%		474,606	454,364	4.5%
Paying admissions as a percentage of total admissions	94.0%	94.4%	(0.4)%	*	94.0%	94.5%	(0.5)%	*
Charity and uninsured admissions as a percentage of total admissions	6.0%	5.6%	0.4%	*	6.0%	5.5%	0.5%	*
Emergency department admissions as a percentage of total admissions	70.4%	66.7%	3.7%	*	69.3%	65.2%	4.1%	*
Surgeries — inpatient	45,897	47,350	(3.1)%		183,520	188,853	(2.8)%
Surgeries — outpatient	62,638	63,410	(1.2)%		248,770	250,726	(0.8)%
Total surgeries	108,535	110,760	(2.0)%		432,290	439,579	(1.7)%
Patient days — total	779,728	805,567	(3.2)%		3,148,094	3,220,528	(2.2)%
Adjusted patient days	1,383,372	1,402,038	(1.3)%		5,569,440	5,605,146	(0.6)%
Average length of stay (days)	4.58	4.60	(0.4)%		4.60	4.62	(0.4)%
Licensed beds (at end of period)	17,937	17,946	(0.1)%		17,937	17,946	(0.1)%
Average licensed beds	17,935	17,970	(0.2)%		17,940	17,980	(0.2)%
Utilization of licensed beds	47.3%	48.7%	(1.4)%	*	48.1%	49.1%	(1.0)%	*
Outpatient Visits
Total visits	1,734,523	1,771,336	(2.1)%		6,999,028	7,064,412	(0.9)%
Paying visits (excludes charity and uninsured)	1,617,974	1,653,582	(2.2)%		6,537,366	6,605,226	(1.0)%
Charity and uninsured visits	116,549	117,754	(1.0)%		461,662	459,186	0.5%
Emergency department visits	649,544	659,617	(1.5)%		2,613,018	2,583,612	1.1%
Paying visits as a percentage of total visits	93.3%	93.4%	(0.1)%	*	93.4%	93.5%	(0.1)%	*
Charity and uninsured visits as a percentage of total visits	6.7%	6.6%	0.1%	*	6.6%	6.5%	0.1%	*
Total emergency department admissions and visits	769,556	776,518	(0.9)%		3,087,624	3,037,976	1.6%
Revenues
Net patient revenues(2)	$3,561	$3,609	(1.3)%		$13,995	$13,514	3.6%
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient revenue(2) per adjusted patient admission	$11,557	$11,624	(0.6)%		$11,358	$10,967	3.6%
Net patient revenue(2) per adjusted patient day	$2,574	$2,574	—%		$2,513	$2,411	4.2%
Net Patient Revenues(2) from:
Medicare	20.1%	20.3%	(0.2)%	*	20.4%	21.9%	(1.5)%	*
Medicaid	9.1%	13.2%	(4.1)%	*	9.2%	8.7%	0.5%	*
Managed care	65.9%	61.0%	4.9%	*	65.4%	64.4%	1.0%	*
Self-pay	0.5%	1.5%	(1.0)%	*	0.7%	0.7%	—%	*
Indemnity and other	4.4%	4.0%	0.4%	*	4.3%	4.3%	—%	*

(1) Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 68 hospitals operated throughout the twelve months ended December 31, 2018 and 2017, and associated outpatient facilities but excludes the results of hospitals that Tenet began operating, as well as hospitals Tenet divested, since January 1, 2017.
(2) Less implicit price concessions and provision for doubtful accounts.
* This change is the difference between the 2018 and 2017 amounts shown.

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended				Year Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	12/31/2018
Net operating revenues	$4,699	$4,506	$4,489	$4,619	$18,313
Equity in earnings of unconsolidated affiliates	25	39	33	53	150
Operating expenses:
Salaries, wages and benefits	2,227	2,135	2,116	2,156	8,634
Supplies	774	748	726	756	3,004
Other operating expenses, net	1,060	1,027	1,094	1,078	4,259
Electronic health record incentives	(1)	—	—	(2)	(3)
Depreciation and amortization	204	194	204	200	802
Impairment and restructuring charges, and acquisition-related costs	47	30	46	86	209
Litigation and investigation costs	6	13	9	10	38
Net losses (gains) on sales, consolidation and deconsolidation of facilities	(110)	(8)	7	(16)	(127)
Operating income	517	406	320	404	1,647
Interest expense	(255)	(254)	(249)	(246)	(1,004)
Other non-operating expense, net	(1)	(1)	—	(3)	(5)
Gain (loss) from early extinguishment of debt	(1)	(1)	—	3	1
Income from continuing operations, before income taxes	260	150	71	158	639
Income tax expense	(70)	(44)	(6)	(56)	(176)
Income from continuing operations, before discontinued operations	190	106	65	102	463
Discontinued operations:
Income from operations	1	2	—	1	4
Income tax benefit (expense)	—	—	—	(1)	(1)
Income from discontinued operations	1	2	—	—	3
Net income	191	108	65	102	466
Less: Net income available to noncontrolling interests	92	82	74	107	355
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$(5)	$111
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$98	$24	$(9)	$(5)	$108
Income from discontinued operations, net of tax	1	2	—	—	3
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$(5)	$111
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$0.97	$0.23	$(0.09)	$(0.05)	$1.06
Discontinued operations	0.01	0.02	—	—	0.03
	$0.98	$0.25	$(0.09)	$(0.05)	$1.09
Diluted
Continuing operations	$0.95	$0.23	$(0.09)	$(0.05)	$1.04
Discontinued operations	0.01	0.02	—	—	0.03
	$0.96	$0.25	$(0.09)	$(0.05)	$1.07
Weighted average shares and dilutive securities outstanding in thousands):
Basic	101,392	102,147	102,402	102,501	102,110
Diluted	102,656	104,177	102,402	102,501	103,881

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended				Year Ended
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	12/31/2017
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$5,196	$5,173	$4,941	$5,303	$20,613
Less: Provision for doubtful accounts	383	371	355	325	1,434
Net operating revenues	4,813	4,802	4,586	4,978	19,179
Equity in earnings of unconsolidated affiliates	29	28	38	49	144
Operating expenses:
Salaries, wages and benefits	2,380	2,346	2,264	2,284	9,274
Supplies	765	780	740	800	3,085
Other operating expenses, net	1,187	1,159	1,120	1,104	4,570
Electronic health record incentives	(1)	(6)	(1)	(1)	(9)
Depreciation and amortization	221	222	219	208	870
Impairment and restructuring charges, and acquisition-related costs	33	41	329	138	541
Litigation and investigation costs	5	1	6	11	23
Net gains on sales, consolidation and deconsolidation of facilities	(15)	(23)	(104)	(2)	(144)
Operating income	267	310	51	485	1,113
Interest expense	(258)	(260)	(257)	(253)	(1,028)
Other non-operating expense, net	(5)	(5)	(4)	(8)	(22)
Loss from early extinguishment of debt	—	(26)	(138)	—	(164)
Income (loss) from continuing operations, before income taxes	4	19	(348)	224	(101)
Income tax benefit (expense)	33	12	60	(324)	(219)
Income (loss) from continuing operations, before discontinued operations	37	31	(288)	(100)	(320)
Discontinued operations:
Income (loss) from operations	(2)	2	(1)	1	—
Income tax benefit (expense)	1	(1)	—	—	—
Income (loss) from discontinued operations	(1)	1	(1)	1	—
Net income (loss)	36	32	(289)	(99)	(320)
Less: Net income available to noncontrolling interests	89	87	78	130	384
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(53)	$(55)	$(367)	$(229)	$(704)
Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Loss from continuing operations, net of tax	$(52)	$(56)	$(366)	$(230)	(704)
Income (loss) from discontinued operations, net of tax	(1)	1	(1)	1	—
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(53)	$(55)	$(367)	$(229)	$(704)
Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.52)	$(0.56)	$(3.63)	$(2.28)	$(7.00)
Discontinued operations	(0.01)	0.01	(0.01)	0.01	—
	$(0.53)	$(0.55)	$(3.64)	$(2.27)	$(7.00)
Diluted
Continuing operations	$(0.52)	$(0.56)	$(3.63)	$(2.28)	$(7.00)
Discontinued operations	(0.01)	0.01	(0.01)	0.01	—
	$(0.53)	$(0.55)	$(3.64)	$(2.27)	$(7.00)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	100,000	100,612	100,812	100,945	100,592
Diluted	100,000	100,612	100,812	100,945	100,592

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)
(Unaudited)

(Dollars in millions except per patient day, per admission, per adjusted admission and per visit amounts)	Three Months Ended				Year Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	12/31/2018

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	69	68	68	68	68
Total admissions	182,306	168,453	168,201	170,407	689,367
Adjusted patient admissions	320,868	306,063	306,197	308,113	1,241,241
Paying admissions (excludes charity and uninsured)	172,490	158,216	157,193	160,172	648,071
Charity and uninsured admissions	9,816	10,237	11,008	10,235	41,296
Admissions through emergency department	125,076	115,036	116,727	120,012	476,851
Paying admissions as a percentage of total admissions	94.6%	93.9%	93.5%	94.0%	94.0%
Charity and uninsured admissions as a percentage of total admissions	5.4%	6.1%	6.5%	6.0%	6.0%
Emergency department admissions as a percentage of total admissions	68.6%	68.3%	69.4%	70.4%	69.2%
Surgeries — inpatient	47,223	46,274	45,626	45,897	185,020
Surgeries — outpatient	63,008	63,805	61,468	62,638	250,919
Total surgeries	110,231	110,079	107,094	108,535	435,939
Patient days — total	858,648	766,519	761,920	779,728	3,166,815
Adjusted patient days	1,486,139	1,373,480	1,365,662	1,383,372	5,608,653
Average length of stay (days)	4.71	4.55	4.53	4.58	4.59
Licensed beds (at end of period)	18,457	18,314	18,302	17,937	17,937
Average licensed beds	18,685	18,362	18,302	17,935	18,321
Utilization of licensed beds	51.1%	45.9%	45.3%	47.3%	47.4%
Outpatient Visits
Total visits	1,842,539	1,749,847	1,722,292	1,734,523	7,049,201
Paying visits (excludes charity and uninsured)	1,725,976	1,633,372	1,607,184	1,617,970	6,584,502
Charity and uninsured visits	116,563	116,475	115,108	116,553	464,699
Emergency department visits	697,001	643,036	638,248	649,544	2,627,829
Paying visits as a percentage of total visits	93.7%	93.3%	93.3%	93.3%	93.4%
Charity and uninsured visits as a percentage of total visits	6.3%	6.7%	6.7%	6.7%	6.6%
Total emergency department admissions and visits	822,077	758,072	754,975	769,556	3,104,680
Revenues
Net patient revenues(3)	$3,643	$3,443	$3,434	$3,561	$14,081
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient revenue(3) per adjusted patient admission	$11,354	$11,249	$11,215	$11,557	$11,344
Net patient revenue(3) per adjusted patient day	$2,451	$2,507	$2,515	$2,574	$2,511
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission(2)	$10,561	$10,619	$10,771	$10,861	$10,701
Net Patient Revenues(3) from:
Medicare	21.5%	20.4%	19.8%	20.1%	20.5%
Medicaid	8.8%	9.1%	9.8%	9.1%	9.2%
Managed care	65.0%	66.0%	64.9%	65.8%	65.4%
Self-pay	1.0%	0.2%	0.9%	0.5%	0.7%
Indemnity and other	3.7%	4.3%	4.6%	4.5%	4.2%

(1)	Represents the consolidated results of Tenet’s acute care hospitals and related outpatient facilities included in the Hospital Operations and other segment.

(2)	Excludes operating expenses from Tenet's health plans.
(3) Less implicit price concessions and provision for doubtful accounts.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)
(Unaudited)

(Dollars in millions except per patient day, per admission, per adjusted admission and per visit amounts)	Three Months Ended				Year Ended
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	12/31/2017

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	76	76	73	72	72
Total admissions	196,907	190,394	185,389	186,185	758,875
Adjusted patient admissions	347,150	342,439	332,035	332,642	1,354,266
Paying admissions (excludes charity and uninsured)	186,648	179,889	174,803	176,158	717,498
Charity and uninsured admissions	10,259	10,505	10,586	10,027	41,377
Admissions through emergency department	126,473	121,807	120,493	123,887	492,660
Paying admissions as a percentage of total admissions	94.8%	94.5%	94.3%	94.6%	94.5%
Charity and uninsured admissions as a percentage of total admissions	5.2%	5.5%	5.7%	5.4%	5.5%
Emergency department admissions as a percentage of total admissions	64.2%	64.0%	65.0%	66.5%	64.9%
Surgeries — inpatient	51,800	52,083	50,939	50,292	205,114
Surgeries — outpatient	69,604	71,366	67,321	68,604	276,895
Total surgeries	121,404	123,449	118,260	118,896	482,009
Patient days — total	923,339	874,930	853,059	857,728	3,509,056
Adjusted patient days	1,603,698	1,552,302	1,502,831	1,505,130	6,163,961
Average length of stay (days)	4.69	4.60	4.60	4.61	4.62
Licensed beds (at end of period)	20,439	20,435	19,433	19,141	19,141
Average licensed beds	20,440	20,435	19,783	19,320	19,995
Utilization of licensed beds	50.2%	47.0%	46.9%	48.3%	48.1%
Outpatient Visits
Total visits	2,039,942	1,981,848	1,867,471	1,901,864	7,791,125
Paying visits (excludes charity and uninsured)	1,908,212	1,849,697	1,741,815	1,777,790	7,277,514
Charity and uninsured visits	131,730	132,151	125,656	124,074	513,611
Emergency department visits	733,051	724,785	685,096	711,268	2,854,200
Paying visits as a percentage of total visits	93.5%	93.3%	93.3%	93.5%	93.4%
Charity and uninsured visits as a percentage of total visits	6.5%	6.7%	6.7%	6.5%	6.6%
Total emergency department admissions and visits	859,524	846,592	805,589	835,155	3,346,860
Revenues
Net patient revenues(3)	$3,728	$3,719	$3,522	$3,860	$14,829
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient revenue(3) per adjusted patient admission	$10,739	$10,860	$10,607	$11,604	$10,950
Net patient revenue(3) per adjusted patient day	$2,325	$2,396	$2,344	$2,565	$2,406
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission(2)	$10,288	$10,394	$10,367	$10,492	$10,384
Net Patient Revenues(3) from:
Medicare	23.1%	22.0%	22.0%	20.4%	21.9%
Medicaid	7.4%	7.5%	7.1%	12.9%	8.8%
Managed care	65.2%	65.9%	66.1%	61.5%	64.6%
Self-pay	0.3%	0.5%	0.3%	1.3%	0.6%
Indemnity and other	4.0%	4.1%	4.5%	3.9%	4.1%

(1)	Represents the consolidated results of Tenet’s acute care hospitals and related outpatient facilities included in the Hospital Operations and other segment.

(2)	Excludes operating expenses from Tenet's health plans.
(3) Less implicit price concessions and provision for doubtful accounts.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)
(Unaudited)

(Dollars in millions except per patient day, per admission, per adjusted admission and per visit amounts)	Three Months Ended				Year Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	12/31/2018

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	68	68	68	68	68
Total admissions	178,189	168,135	168,202	170,407	684,933
Adjusted patient admissions	312,297	305,541	306,199	308,113	1,232,150
Paying admissions (excludes charity and uninsured)	168,554	157,904	157,197	160,173	643,828
Charity and uninsured admissions	9,635	10,231	11,005	10,234	41,105
Admissions through emergency department	122,922	114,945	116,727	120,012	474,606
Paying admissions as a percentage of total admissions	94.6%	93.9%	93.5%	94.0%	94.0%
Charity and uninsured admissions as a percentage of total admissions	5.4%	6.1%	6.5%	6.0%	6.0%
Emergency department admissions as a percentage of total admissions	69.0%	68.4%	69.4%	70.4%	69.3%
Surgeries — inpatient	45,940	46,057	45,626	45,897	183,520
Surgeries — outpatient	61,049	63,615	61,468	62,638	248,770
Total surgeries	106,989	109,672	107,094	108,535	432,290
Patient days — total	840,786	765,659	761,921	779,728	3,148,094
Adjusted patient days	1,448,356	1,372,048	1,365,664	1,383,372	5,569,440
Average length of stay (days)	4.72	4.55	4.53	4.58	4.60
Licensed beds (at end of period)	17,946	17,946	17,934	17,937	17,937
Average licensed beds	17,946	17,946	17,934	17,935	17,940
Utilization of licensed beds	52.1%	46.9%	46.2%	47.3%	48.1%
Outpatient Visits
Total visits	1,793,901	1,748,312	1,722,292	1,734,523	6,999,028
Paying visits (excludes charity and uninsured)	1,680,249	1,631,963	1,607,180	1,617,974	6,537,366
Charity and uninsured visits	113,652	116,349	115,112	116,549	461,662
Emergency department visits	682,603	642,623	638,248	649,544	2,613,018
Paying visits as a percentage of total visits	93.7%	93.3%	93.3%	93.3%	93.4%
Charity and uninsured visits as a percentage of total visits	6.3%	6.7%	6.7%	6.7%	6.6%
Total emergency department admissions and visits	805,525	757,568	754,975	769,556	3,087,624
Revenues
Net patient revenues(2)	$3,570	$3,432	$3,432	$3,561	$13,995
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient revenue(2) per adjusted patient admission	$11,431	$11,233	$11,208	$11,557	$11,358
Net patient revenue(2) per adjusted patient day	$2,465	$2,501	$2,513	$2,574	$2,513
Net Patient Revenues(2) from:
Medicare	21.3%	20.4%	19.8%	20.1%	20.4%
Medicaid	8.8%	9.1%	9.8%	9.1%	9.2%
Managed care	64.9%	66.1%	64.9%	65.9%	65.4%
Self-pay	1.3%	0.1%	0.9%	0.5%	0.7%
Indemnity and other	3.7%	4.3%	4.6%	4.4%	4.3%

(1) Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 68 hospitals operated throughout the twelve months ended December 31, 2018 and 2017, and associated outpatient facilities but excludes the results of hospitals that Tenet began operating, as well as hospitals Tenet divested, since January 1, 2017.
(2) Less implicit price concessions and provision for doubtful accounts.

TENET HEALTHCARE CORPORATION
SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)
(Unaudited)

(Dollars in millions except per patient day, per admission, per adjusted admission and per visit amounts)	Three Months Ended				Year Ended
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	12/31/2017

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	68	68	68	68	68
Total admissions	177,624	172,048	171,766	175,152	696,590
Adjusted patient admissions	310,137	306,278	305,300	310,485	1,232,200
Paying admissions (excludes charity and uninsured)	168,523	162,630	161,743	165,400	658,296
Charity and uninsured admissions	9,101	9,418	10,023	9,752	38,294
Admissions through emergency department	114,767	110,486	112,210	116,901	454,364
Paying admissions as a percentage of total admissions	94.9%	94.5%	94.2%	94.4%	94.5%
Charity and uninsured admissions as a percentage of total admissions	5.1%	5.5%	5.8%	5.6%	5.5%
Emergency department admissions as a percentage of total admissions	64.6%	64.2%	65.3%	66.7%	65.2%
Surgeries - inpatient	46,900	47,288	47,315	47,350	188,853
Surgeries - outpatient	62,112	63,642	61,562	63,410	250,726
Total surgeries	109,012	110,930	108,877	110,760	439,579
Patient days - total	833,761	792,160	789,040	805,567	3,220,528
Adjusted patient days	1,433,858	1,390,154	1,379,096	1,402,038	5,605,146
Average length of stay (days)	4.69	4.60	4.59	4.60	4.62
Licensed beds (at end of period)	17,964	17,980	18,006	17,946	17,946
Average licensed beds	17,964	17,980	18,007	17,970	17,980
Utilization of licensed beds	51.6%	48.4%	47.6%	48.7%	49.1%
Outpatient Visits
Total visits	1,810,801	1,766,625	1,715,650	1,771,336	7,064,412
Paying visits (excludes charity and uninsured)	1,698,917	1,652,532	1,600,195	1,653,582	6,605,226
Charity and uninsured visits	111,884	114,093	115,455	117,754	459,186
Emergency department visits	650,777	645,803	627,415	659,617	2,583,612
Paying visits as a percentage of total visits	93.8%	93.5%	93.3%	93.4%	93.5%
Charity and uninsured visits as a percentage of total visits	6.2%	6.5%	6.7%	6.6%	6.5%
Total emergency department admissions and visits	765,544	756,289	739,625	776,518	3,037,976
Revenues
Net patient revenues(2)	$3,343	$3,325	$3,237	$3,609	$13,514
Revenues on a Per Adjusted Patient Admission and Per Adjusted Patient Day
Net patient revenue(2) per adjusted patient admission	$10,780	$10,856	$10,603	$11,624	$10,967
Net patient revenue(2) per adjusted patient day	$2,331	$2,392	$2,347	$2,574	$2,411
Net Patient Revenues(2) from:
Medicare	23.5%	22.3%	21.9%	20.3%	21.9%
Medicaid	7.0%	7.1%	6.8%	13.2%	8.7%
Managed care	65.0%	65.8%	66.1%	61.0%	64.4%
Self-pay	0.3%	0.6%	0.3%	1.5%	0.7%
Indemnity and other	4.2%	4.2%	4.9%	4.0%	4.3%

(1) Information for our Hospital Operations and other segment is presented on a same-hospital basis, which includes the results of our same 68 hospitals operated throughout the twelve months ended December 31, 2018 and 2017, and associated outpatient facilities but excludes the results of hospitals that Tenet began operating, as well as hospitals Tenet divested, since January 1, 2017.
(2) Less implicit price concessions and provision for doubtful accounts.

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

(Dollars in millions)			December 31,	December 31,
			2018	2017
Assets
Hospital Operations and other			$15,684	$16,466
Ambulatory Care			5,711	5,822
Conifer			1,014	1,097
Total			$22,409	$23,385

	Three Months Ended		Years Ended
	December 31,		December 31,
	2018	2017	2018	2017
Capital expenditures:
Hospital Operations and other	$184	$184	$527	$625
Ambulatory Care	22	23	68	60
Conifer	7	8	22	22
Total	$213	$215	$617	$707

Net operating revenues:
Hospital Operations and other total prior to inter-segment eliminations(1)	$3,843	$4,194	$15,285	$16,260
Ambulatory Care	554	545	2,085	1,940
Conifer
Tenet	150	155	590	618
Other clients	222	239	943	979
Total Conifer revenues	372	394	1,533	1,597
Inter-segment eliminations	(150)	(155)	(590)	(618)
Total	$4,619	$4,978	$18,313	$19,179

Equity in earnings of unconsolidated affiliates:
Hospital Operations and other	$4	$—	$10	$4
Ambulatory Care	49	49	140	140
Total	$53	$49	$150	$144

Adjusted EBITDA:
Hospital Operations and other(2)	$352	$538	$1,411	$1,462
Ambulatory Care	245	223	792	699
Conifer	87	79	357	283
Total	$684	$840	$2,560	$2,444

Depreciation and amortization:
Hospital Operations and other	$171	$176	$685	$736
Ambulatory Care	17	18	68	84
Conifer	12	14	49	50
Total	$200	$208	$802	$870

(1)
Hospital Operations and other revenues includes health plan revenues of less than one million and $14 million for the three and twelve months ended December 31, 2018, respectively and $10 million and $110 million for the three and twelve months ended December 31, 2017, respectively.

(2)
Hospital Operations and other Adjusted EBITDA excludes health plan EBITDA of less than one million and $9 million for the three and twelve months ended December 31, 2018, respectively and less than one million and $(41) million for the three and twelve months ended December 31, 2017, respectively.

TENET HEALTHCARE CORPORATION
STATEMENT OF OPERATIONS – AMBULATORY CARE SEGMENT
(Unaudited)

(Dollars in millions)	Three Months Ended December 31,
	2018		2017

	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues:
Net operating revenues before provision for doubtful accounts			$556	$625
Less: Provision for doubtful accounts			(11)	(10)
Net operating revenues(1)	$554	$691	545	615
Equity in earnings of unconsolidated affiliates(2)	49	—	49	—
Operating expenses:
Salaries, wages and benefits	160	158	165	131
Supplies	114	178	113	157
Other operating expenses, net	84	129	93	104
Depreciation and amortization	17	19	18	16
Impairment and restructuring charges, and acquisition-related costs	8	1	4	—
Net gains on sales, consolidation and deconsolidation of facilities	(7)	—	(2)	—
Operating income	227	206	203	207
Interest expense	(32)	(6)	(36)	(5)
Other non-operating income (expense), net	3	—	1	(1)
Income from continuing operations, before income taxes	198	200	168	201
Income tax benefit (expense)	(18)	(3)	73	(3)
Net income	180	$197	241	$198
Less: Net income available to noncontrolling interests(3)	99		111
Net income available to Tenet Healthcare Corporation common shareholders	$81		$130
Equity in earnings of unconsolidated affiliates		$49		$49

(1)
On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 3.8% during the three months ended December 31, 2018, with cases increasing 0.9% and revenue per case increasing 2.8%.

(2)
At December 31, 2018, 110 of the 337 facilities in the Company’s Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 227 facilities and account for these investments as consolidated subsidiaries

(3)
During the three months ended December 31, 2017, the Company recorded $22 million of noncontrolling interests expense on a tax benefit of $109 million, as a result of the reduction in the corporate income tax rate from 35% to 21%.

TENET HEALTHCARE CORPORATION
STATEMENT OF OPERATIONS – AMBULATORY CARE SEGMENT
(Unaudited)

(Dollars in millions)	Years Ended December 31,
	2018		2017

	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues:
Net operating revenues before provision for doubtful accounts			$1,978	$2,117
Less: Provision for doubtful accounts			(38)	(41)
Net operating revenues(1)	$2,085	$2,277	1,940	2,076
Equity in earnings of unconsolidated affiliates(2)	140	—	140	—
Operating expenses:
Salaries, wages and benefits	644	549	623	483
Supplies	430	595	398	540
Other operating expenses, net	359	462	360	394
Depreciation and amortization	68	70	84	65
Impairment and restructuring charges, and acquisition-related costs	28	1	74	1
Net gains on sales, consolidation and deconsolidation of facilities	(8)	—	(9)	—
Operating income	704	600	550	593
Interest expense	(138)	(23)	(145)	(22)
Other non-operating income (expense), net	9	1	6	(1)
Income from continuing operations, before income taxes	575	578	411	570
Income tax benefit (expense)	(65)	(9)	15	(9)
Net Income	510	$569	426	$561
Less: Net income available to noncontrolling interests(3)	308		304
Net income available to Tenet Healthcare Corporation common shareholders	$202		$122
Equity in earnings of unconsolidated affiliates		$140		$140

(1)
On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 5.1% during the twelve months ended December 31, 2018, with cases increasing 3.4% and revenue per case increasing 1.6%.

(2)
At December 31, 2018, 110 of the 337 facilities in the Company’s Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 227 facilities and account for these investments as consolidated subsidiaries.

(3)
During the twelve months ended December 31, 2017, the Company recorded $22 million of noncontrolling interests expense on a tax benefit of $109 million, as a result of the reduction in the corporate income tax rate from 35% to 21%.

Non-GAAP Financial Measures
Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation (costs) benefit, net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested operations and closed businesses (i.e., the Company’s health plan businesses). Litigation and investigation costs do not include ordinary course of business malpractice and other litigation and related expense.
Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet Healthcare Corporation common shareholders before (1) income (loss) from discontinued operations, (2) impairment and restructuring charges, and acquisition-related costs, (3) litigation and investigation costs, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) gain (loss) from early extinguishment of debt, (6) income (loss) from divested operations and closed businesses, and (7) the associated impact of these items on taxes and noncontrolling interests. Adjusted diluted earnings (loss) per share from continuing operations, a non-GAAP term, is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet Healthcare Corporation common shareholders divided by the weighted average primary or diluted shares outstanding in the reporting period.
Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment from continuing operations.
Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations. Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.
The Company believes the foregoing non-GAAP measures are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which utilize similar non-GAAP measures in their presentations. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
We use, and we believe investors and analysts use, Free Cash Flow and Adjusted Free Cash Flow as supplemental measures to analyze cash flows generated from our operations because we believe it is useful to investors in evaluating our ability to fund distributions paid to noncontrolling interests, acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in our financial statements, they do not provide a complete measure of our operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interest, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interest. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
A reconciliation of net income available (loss attributable) to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, to Adjusted EBITDA is set forth in Table #1 below for each quarter in 2017 and 2018. A reconciliation of net income available (loss attributable) to Tenet Healthcare Corporation common shareholders, the most comparable GAAP measure, to Adjusted net income available (loss attributable) from continuing operations attributable to Tenet Healthcare Corporation common shareholders is set forth in Table #2 below for each quarter in 2017 and 2018. A reconciliation of net cash provided by (used in) operating activities, the most comparable GAAP measure, to Free Cash Flow and Adjusted Free Cash Flow is set forth in Table #3 below for each quarter in 2017 and 2018.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliation of Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA for 2018
(Unaudited)

(Dollars in millions)	2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$(5)	$111
Less: Net income available to noncontrolling interests	(92)	(82)	(74)	(107)	(355)
Income from discontinued operations, net of tax	1	2	—	—	3
Income from continuing operations	190	106	65	102	463
Income tax expense	(70)	(44)	(6)	(56)	(176)
Gain (loss) from early extinguishment of debt	(1)	(1)	—	3	1
Other non-operating expense, net	(1)	(1)	—	(3)	(5)
Interest expense	(255)	(254)	(249)	(246)	(1,004)
Operating income	517	406	320	404	1,647
Litigation and investigation costs	(6)	(13)	(9)	(10)	(38)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	110	8	(7)	16	127
Impairment and restructuring charges, and acquisition-related costs	(47)	(30)	(46)	(86)	(209)
Depreciation and amortization	(204)	(194)	(204)	(200)	(802)
Income (loss) from divested and closed businesses	(1)	1	9	—	9
Adjusted EBITDA	$665	$634	$577	$684	$2,560

Net operating revenues	$4,699	$4,506	$4,489	$4,619	$18,313
Less: Net operating revenues from health plans	6	—	8	—	14
Adjusted net operating revenues	$4,693	$4,506	$4,481	$4,619	$18,299

Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	2.1%	0.6%	(0.2)%	(0.1)%	0.6%
Adjusted EBITDA as a % of adjusted net operating revenues (Adjusted EBITDA margin)	14.2%	14.1%	12.9%	14.8%	14.0%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliation of Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA for 2017
(Unaudited)

(Dollars in millions)	2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(53)	$(55)	$(367)	$(229)	$(704)
Less: Net income available to noncontrolling interests	(89)	(87)	(78)	(130)	(384)
Income (loss) from discontinued operations, net of tax	(1)	1	(1)	1	—
Income (loss) from continuing operations	37	31	(288)	(100)	(320)
Income tax benefit (expense)	33	12	60	(324)	(219)
Loss from early extinguishment of debt	—	(26)	(138)	—	(164)
Other non-operating expense, net	(5)	(5)	(4)	(8)	(22)
Interest expense	(258)	(260)	(257)	(253)	(1,028)
Operating income	267	310	51	485	1,113
Litigation and investigation costs	(5)	(1)	(6)	(11)	(23)
Net gains on sales, consolidation and deconsolidation of facilities	15	23	104	2	144
Impairment and restructuring charges, and acquisition-related costs	(33)	(41)	(329)	(138)	(541)
Depreciation and amortization	(221)	(222)	(219)	(208)	(870)
Loss from divested and closed businesses	(16)	(19)	(6)	—	(41)
Adjusted EBITDA	$527	$570	$507	$840	$2,444

Net operating revenues	$4,813	$4,802	$4,586	$4,978	$19,179
Less: Net operating revenues from health plans	65	25	10	10	110
Adjusted net operating revenues	$4,748	$4,777	$4,576	$4,968	$19,069

Net loss attributable to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	(1.1)%	(1.1)%	(8.0)%	(4.6)%	(3.7)%
Adjusted EBITDA as a % of adjusted net operating revenues (Adjusted EBITDA margin)	11.1%	11.9%	11.1%	16.9%	12.8%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliation of Net Income Available (Loss Attributable) to
Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders for 2018
(Unaudited)

(Dollars in millions except per share amounts)	2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$99	$26	$(9)	$(5)	$111
Net income from discontinued operations	1	$2	—	—	3
Net income (loss) from continuing operations	98	24	(9)	(5)	108
Less: Impairment and restructuring charges, and acquisition-related costs	(47)	(30)	(46)	(86)	(209)
Litigation and investigation costs	(6)	(13)	(9)	(10)	(38)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	110	8	(7)	16	127
Gain (loss) from early extinguishment of debt	(1)	(1)	—	3	1
Income (loss) from divested and closed businesses	(1)	1	9	—	9
Tax impact of above items	(16)	8	14	19	25
Adjusted net income available from continuing operations to common shareholders	$59	$51	$30	$53	$193

Diluted earnings (loss) per share from continuing operations	$0.95	$0.23	$(0.09)	$(0.05)	$1.04
Less: Impairment and restructuring charges, and acquisition-related costs	(0.46)	(0.29)	(0.44)	(0.83)	(2.01)
Litigation and investigation costs	(0.06)	(0.12)	(0.09)	(0.10)	(0.37)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	1.08	0.07	(0.07)	0.15	1.22
Gain (loss) from early extinguishment of debt	(0.01)	(0.01)	—	0.03	0.01
Income (loss) from divested and closed businesses	(0.01)	0.01	0.09	—	0.09
Tax impact of above items	(0.16)	0.08	0.13	0.18	0.24
Adjusted diluted earnings per share from continuing operations	$0.57	$0.49	$0.29	$0.51	$1.86

Weighted average basic shares outstanding (in thousands)	101,392	102,147	102,402	102,501	102,110
Weighted average dilutive shares outstanding (in thousands)	102,656	104,177	104,575	104,118	103,881

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliation of Net Loss Attributable to
Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available (Loss Attributable) from Continuing Operations to Common Shareholders for 2017
(Unaudited)

(Dollars in millions except per share amounts)	2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(53)	$(55)	$(367)	$(229)	$(704)
Net income (loss) from discontinued operations	(1)	$1	(1)	1	—
Net loss from continuing operations	(52)	(56)	(366)	(230)	(704)
Less: Impairment and restructuring charges, and acquisition-related costs	(33)	(41)	(329)	(138)	(541)
Litigation and investigation costs	(5)	(1)	(6)	(11)	(23)
Net gains on sales, consolidation and deconsolidation of facilities	15	23	104	2	144
Loss from early extinguishment of debt	—	(26)	(138)	—	(164)
Loss from divested and closed businesses	(16)	(19)	(6)	—	(41)
Tax impact of above items	14	25	26	49	114
Tax reform adjustment	—	—	—	(252)	(252)
Noncontrolling interests impact of above items	—	—	—	(23)	(23)
Adjusted net income available (loss attributable) from continuing operations to common shareholders	$(27)	$(17)	$(17)	$143	$82

Diluted loss per share from continuing operation	$(0.52)	$(0.56)	$(3.63)	$(2.28)	$(7.00)
Less: Impairment and restructuring charges, and acquisition-related costs	(0.33)	(0.41)	(3.26)	(1.35)	(5.34)
Litigation and investigation costs	(0.05)	(0.01)	(0.06)	(0.11)	(0.23)
Net gains on sales, consolidation and deconsolidation of facilities	0.15	0.23	1.03	0.02	1.42
Loss from early extinguishment of debt	—	(0.26)	(1.37)	—	(1.62)
Loss from divested and closed businesses	(0.16)	(0.19)	(0.06)	—	(0.40)
Tax impact of above items	0.14	0.25	0.26	0.48	1.12
Tax reform adjustment	—	—	—	(2.47)	(2.49)
Noncontrolling interests impact of above items	—	—	—	(0.23)	(0.23)
Adjusted diluted earnings (loss) per share from continuing operations	$(0.27)	$(0.17)	$(0.17)	$1.40	$0.81

Weighted average basic shares outstanding (in thousands)	100,000	100,612	100,812	100,945	100,592
Weighted average dilutive shares outstanding (in thousands)	100,848	101,294	101,523	101,853	101,380

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided By Operating Activities to Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations
(Unaudited)

(Dollars in millions)	2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD
Net cash provided by operating activities	$113	$348	$338	$250	$1,049
Purchases of property and equipment	(143)	(125)	(136)	(213)	(617)
Free cash flow	$(30)	$223	$202	$37	$432

Net cash provided by (used in) investing activities	$373	$(148)	$(105)	$(235)	$(115)
Net cash used in financing activities	$(123)	$(771)	$(136)	$(104)	$(1,134)

Net cash provided by operating activities	$113	$348	$338	$250	$1,049
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(33)	(30)	(50)	(50)	(163)
Net cash used in operating activities from discontinued operations	(1)	(2)	(1)	(1)	(5)
Adjusted net cash provided by operating activities from continuing operations	147	380	389	301	1,217
Purchases of property and equipment	(143)	(125)	(136)	(213)	(617)
Adjusted free cash flow – continuing operations	$4	$255	$253	$88	$600

(Dollars in millions)	2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Total
Net cash provided by operating activities	$186	$215	$308	$491	$1,200
Purchases of property and equipment	(198)	(150)	(144)	(215)	(707)
Free cash flow	$(12)	$65	$164	$276	$493

Net cash provided by (used in) investing activities	$(189)	$(119)	$535	$(206)	$21
Net cash used in financing activities	$(141)	$(193)	$(889)	$(103)	$(1,326)

Net cash provided by operating activities	$186	$215	$308	$491	$1,200
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(24)	(38)	(26)	(37)	(125)
Net cash provided by (used in) operating activities from discontinued operations	2	(4)	(1)	(2)	(5)
Adjusted net cash provided by operating activities from continuing operations	208	257	335	530	1,330
Purchases of property and equipment	(198)	(150)	(144)	(215)	(707)
Adjusted free cash flow – continuing operations	$10	$107	$191	$315	$623

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliation of Outlook Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

(Dollars in millions)	Q1 2019		2019
	Low	High	Low	High
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(75)	$(25)	$10	$115
Less: Net income available to noncontrolling interests	(80)	(90)	(425)	(445)
Net income (loss) from discontinued operations, net of tax	(5)	—	(5)	—
Income tax expense	(5)	(20)	(165)	(185)
Interest expense	(260)	(250)	(995)	(985)
Loss from early extinguishment of debt(1)	(50)	(50)	(50)	(50)
Other non-operating expense, net	(5)	(5)	(10)	(15)
Net gains on sales, consolidation and deconsolidation of facilities(2)	—	—	—	—
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(40)	(30)	(175)	(125)
Depreciation and amortization	(200)	(205)	(805)	(825)
Income (loss) from divested and closed businesses	(5)	—	(10)	(5)
Adjusted EBITDA	$575	$625	$2,650	$2,750

Income (loss) from continuing operations	$(70)	$(25)	$15	$115
Net operating revenues	$4,300	$4,600	$18,000	$18,400
Income (loss) from continuing operations as a % of operating revenues	(1.6)%	(0.5)%	0.1%	0.6%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	13.4%	13.6%	14.7%	14.9%

(1)
The Company has provided an estimate of losses from the early extinguishment of debt and restructuring charges and related payments that it anticipates in 2019. The Company does not generally forecast impairment charges, acquisition-related costs, litigation costs and settlements because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2)
The Company does not generally forecast net gains (losses) on sales, consolidation and deconsolidation of facilities because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliation of Outlook Net Income Available (Loss Attributable) to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions except per share amounts)	Q1 2019		2019
	Low	High	Low	High
Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(75)	$(25)	$10	$115
Net income (loss) from discontinued operations, net of tax	(5)	—	(5)	—
Net income (loss) from continuing operations	(70)	(25)	15	115
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(40)	(30)	(175)	(125)
Net gains on sales, consolidation and deconsolidation of facilities	—	—	—	—
Loss from early extinguishment of debt	(50)	(50)	(50)	(50)
Income (loss) from divested and closed businesses	(5)	—	(10)	(5)
Tax impact of above items	15	10	30	20
Adjusted net income available from continuing operations to common shareholders	$10	$45	$220	$275

Diluted earnings (loss) per share from continuing operations	$(0.68)	$(0.24)	$0.14	$1.08
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.38)	(0.29)	(1.65)	(1.18)
Net gains on sales, consolidation and deconsolidation of facilities	—	—	—	—
Loss from early extinguishment of debt	(0.48)	(0.48)	(0.47)	(0.47)
Income (loss) from divested and closed businesses	(0.05)	—	(0.09)	(0.05)
Tax impact of above items	0.14	0.10	0.27	0.19
Adjusted diluted earnings per share from continuing operations	$0.10	$0.43	$2.08	$2.59

Weighted average basic shares outstanding (in thousands)	103,000	103,000	104,000	104,000
Weighted average dilutive shares outstanding (in thousands)	104,000	104,000	106,000	106,000

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliation of Outlook Net Cash Provided by Operating Activities to Outlook Adjusted Free Cash Flow from Continuing Operations

(Dollars in millions)	2019
	Low	High
Net cash provided by operating activities	$1,070	$1,375
Less: Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(175)	(125)
Net cash used in operating activities from discontinued operations	(5)	—
Adjusted net cash provided by operating activities – continuing operations	1,250	1,500
Purchases of property and equipment – continuing operations	(650)	(700)
Adjusted free cash flow – continuing operations(2)	$600	$800

(1)
The Company has provided an estimate of payments that it anticipates in 2019 related to restructuring charges. The Company does not generally forecast payments related to acquisition-related costs and litigation costs and settlements because the Company does not believe that it can forecast these items with sufficient accuracy since some of these items may be indeterminable at the time the Company provides its financial Outlook.

(2)
The Company's definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company's Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI redeemable noncontrolling interests, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interests.